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                                                                   EXHIBIT 10.14

                       FIRST AMENDMENT TO TRUST AGREEMENT


           This Amendment Agreement, made as of this 3rd day of April, 1996, by and between Morgan Stanley Group Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee").

                                R E C I T A L S:

           WHEREAS, the Company and the Trustee are parties to a Trust Agreement, dated as of March 5, 1991 (the "Trust Agreement"; terms used herein without definition shall have the meanings ascribed to such terms in the Trust Agreement); and

           WHEREAS, the Company and the Trustee now desire to amend the Trust Agreement to reflect the adoption by the Company and the approval by its stockholders of the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan (the "1995 Plan") and to correct certain administrative provisions of the Trust Agreement;

           NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

           1. The first recital contained in the Trust Agreement shall be deleted in its entirety and replaced with the following:

           "WHEREAS, certain Managing Directors, Principals, officers, other key employees and consultants, among others, of the Company or certain subsidiaries thereof ("Participants") are eligible to receive shares (the "Benefits") of Morgan Stanley Group Inc. common stock, par value $1.00 per share (the "Company Stock"), pursuant to awards of stock units under either the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan or the
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                                       2


           Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan (as each may be amended, supplemented, replaced or extended, or any successor plan providing for similar benefits or awards, being hereinafter referred to collectively as the "Plan"), a copy of which is attached hereto as Exhibit A and Exhibit B, respectively, and made a part hereof."

           2. The second recital contained in the Trust Agreement is amended by deleting the name "Morgan Stanley International" contained therein and substituting therefor the name "Morgan Stanley & Co. International Limited".

           3. The second sentence of Section 7(g) of the Trust Agreement is amended by deleting the reference to "Exhibit B" contained therein and substituting therefor "Exhibit C".

           4. Section 13(a) of the Trust Agreement is amended by deleting the address contained therein and substituting therefor the following address:
"1585 Broadway, 38th Floor, New York, New York 10036, Attention: General Counsel and Secretary".

           5. Section 13(c) of the Trust Agreement is amended by deleting the address contained therein and substituting therefor the following address:
"1585 Broadway, 38th Floor, New York, New York 10036, Attention: Legal and Compliance Department".

           6. A copy of the 1995 Plan is attached to this Amendment as Exhibit A, but shall be designated as Exhibit B to the Trust Agreement.

           7. All references to "this Agreement," "herein," "hereunder," or words of like import contained in the Trust Agreement shall be references to the Trust Agreement as amended by this Amendment.
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                                       3


           8. Except as expressly amended hereby, the Trust Agreement shall remain in full force and effect. All actions taken by the parties hereto consistent with this Amendment prior to the date hereof are hereby approved, confirmed and ratified in all respects.

           IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.

                                          MORGAN STANLEY GROUP INC.


                                          By:___________________________________
                                             Jonathan M. Clark
                                             General Counsel &
                                             Secretary


                                          STATE STREET BANK AND
                                            TRUST COMPANY



                                          By:_______________________
                                             Title:
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                                                                    EXHIBIT A

                            MORGAN STANLEY GROUP INC.

                     1995 EQUITY INCENTIVE COMPENSATION PLAN

      1. PURPOSE. The purposes of the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of Stock of the Company.

      2. DEFINITIONS. As used in the Plan, the following capitalized words shall have the meanings indicated below:

      "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

      "Award" means an award made pursuant to the terms of the Plan.

      "Award Agreement" means a written agreement between Morgan Stanley or one of its Subsidiaries which is approved in accordance with Section 12(d), which is executed by the Participant and by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of the Award to the Participant.

      "Award Certificate" means a written certificate issued by Morgan Stanley or one of its Subsidiaries which is approved in accordance with Section 12(d), which is executed by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of an Award.

      "Board" means the Board of Directors of Morgan Stanley.

      "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.

      "Company" means Morgan Stanley and all of its Subsidiaries.

      "Date of the Award" means the effective date of an Award (whether a mandatory Award or an elected Award pursuant to Section 12(a)) as specified by the Committee and set forth in the applicable Award Agreement or Award Certificate.

      "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.

      "Employee Trust" means any trust established by the Company in connection with an employee benefit plan (including the Plan or the 1988 EICP) under which current and former employees of the Company constitute the principal beneficiaries.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

      "Fair Market Value" means, with respect to a share of Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

      "Morgan Stanley" means Morgan Stanley Group Inc.


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      "1988 EICP" means the Morgan Stanley Group Inc. 1988 Equity Incentive
Compensation Plan, as amended.

      "Option" means an option to purchase Stock, the terms of which are described in Section 9.

      "Option Award" means an Award of Options, pursuant to Section 9. An Option Award may consist of Options, the receipt of which was elected pursuant to
Section 12(a).

      "Other Award" means any other form of award authorized under Section 11 of the Plan. An Other Award may consist of Awards, the receipt of which was elected pursuant to Section 12(a).

      "Participant" means an individual to whom an Award has been made.

      "Plan" means the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan, as the same may be amended from time to time in accordance with Section 16(f) below.

      "SAR" means a stock appreciation right, as described in Section 10.

      "SAR Award" means an Award of SARs pursuant to Section 10. A SAR Award may be freestanding or granted in tandem with another type of Award. A SAR Award may consist of SARs, the receipt of which was elected pursuant to Section 12(a).

      "Section 162(m) Participant" means, for a given fiscal year of Morgan Stanley, any Participant designated by the Compensation Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

      "Shares" means the shares of Stock underlying, constituting, subject to, or corresponding to an Award.

      "Stock" means the common stock, par value $1.00 per share, of Morgan Stanley.

      "Stock Award" means an Award of Shares pursuant to Section 7. A Stock Award may consist of Stock, the receipt of which was elected pursuant to Section 12(a).

      "Stock Unit" means a restricted stock unit, as described in Section 8.

      "Stock Unit Award" means an Award of Stock Units, pursuant to Section 8. A Stock Unit Award may consist of Stock Units, the receipt of which was elected pursuant to Section 12(a).

      "Subsidiary" means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

      "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines.

      "Term of the Plan" means the period beginning on the date that the Plan is adopted by the Board and ending on the date that the Plan terminates in accordance with Section 3 or 16(f) below.

      3. EFFECTIVE DATE AND TERM. The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of Morgan Stanley. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be

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
made under the Plan after the tenth anniversary of the date of stockholder approval; provided, however, that no incentive stock option, within the meaning of Section 422 of the Code, may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.

      4. STOCK SUBJECT TO PLAN.

      (a) [ ] shares of Stock* (whether issued or unissued) shall be authorized for issuance under the Plan (the "Section 4 Limit").

      (b) The number and kind of shares authorized for issuance hereunder, including the maximum number of Shares subject to Options or SARs as provided in
Section 4(d) below, may be equitably adjusted in the discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Stock in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. In the event of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. No fractional shares of Stock shall be reserved or authorized by any such adjustment.

      (c) In calculating the number of shares of Stock remaining for issuance under the Plan, the following rules shall apply:

            1. The Section 4 Limit shall be reduced by the number of Shares subject to outstanding Awards and, for Awards which are not denominated in Shares, by the number of Shares delivered upon payment or settlement of the Award.

            2. The Section 4 Limit shall be increased by the number of shares of Stock tendered to pay the exercise price of any Option, SAR or Other Award and by the number of Shares withheld from any Award to satisfy a Participant's tax withholding obligation or, if applicable, withheld to pay the exercise price of an Option, SAR or Other Award.

            3. The Section 4 Limit shall be increased by the number of Shares subject to an Award (or portion thereof) granted hereunder that is forfeited, is settled through the issuance of consideration other than Shares or otherwise terminates without the issuance of such Shares. With respect to SAR Awards that are settled in whole or in part in Stock, this
      Section 4(c)(3) shall be applied by increasing the Section 4 Limit by the excess, if any, of the number of Shares subject to the SAR Award over the number of Shares delivered to the Participant upon exercise of such Award.

            4. Any Shares underlying Substitute Awards shall not be counted against the Section 4 Limit and shall not be subject to Section 4(d), except in the case of Shares with respect to which Substitute Awards are granted to officers or directors of the Company subject to the reporting obligations of Section 16(a) of the Exchange Act.

      In no event may the operation of the foregoing result in the issuance under the Plan of a number of Shares in excess of the Section 4 Limit.

---------

* Such number shall equal 86,000,000 plus the number of Shares that remain available under the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan at such time as the Compensation Committee determines that no further award shall be made under such Plan, which number shall not exceed 5 million shares.


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
      (d) The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant (i) in the fiscal year in which the Plan is approved by the stockholders of Morgan Stanley shall equal 3,340,000 Shares, and (ii) in each subsequent fiscal year shall equal 110% of such maximum number for the preceding fiscal year; provided, however, that the limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Section 162(m) Participant in accordance with Section 14(b) or 14(c) below.

      5. ADMINISTRATION.

      (a) The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from among the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, exercisability, and the effect, if any, of a Participant's termination of employment with the Company or a change in control of the Company on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to determine whether the terms and conditions of each Award will be set forth in an Award Agreement or Award Certificate and to specify and approve the provisions of the Award Agreements and Award Certificates delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement or Award Certificate delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

      (b) The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are subject on the Date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of Morgan Stanley who are delegated authority by the Committee hereunder, or (ii) under Sections 5(c), 14 and 16(f) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

      (c) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (d) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. In the event of any disagreement between the Committee and the Administrator, the Committee's determination on such matter shall be final and binding on all interested persons, including the Administrator.

      (e) No member of the Committee or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee or the Administrator be liable for any act or omission of any other member of the Committee or the Administrator. In the performance of its functions with respect to the Plan, the Committee and the Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the

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
Company's accountants, the Company's counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

      6. ELIGIBILITY. Eligible Individuals shall include all Managing Directors, Principals, Vice Presidents, officers, other key employees and consultants of the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest, other than those individuals who may be designated by the Committee from time to time as ineligible for such period of time as the Committee shall determine. In accordance with rules specified by the Committee, Eligible Individuals may include former employees or former consultants of the Company and such joint ventures, partnerships or similar business organizations. Members of the Committee will not be eligible to participate in the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

      7. STOCK AWARDS. Stock Awards shall consist of one or more Shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. The Shares subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

      8. STOCK UNIT AWARDS. Stock Unit Awards shall consist of a grant of one or more Stock Units, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement or Award Certificate, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to Fair Market Value on the payment date of one Share.

      9. OPTION AWARDS.

      (a) An Option Award shall consist of the grant of an Option to purchase such number of Shares of Stock as determined by the Committee, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement or Award Certificate, a Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 9(b) below, the number of Shares in respect of which the Option shall have been exercised. Such Options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code.

      (b) Subject to the provisions of the applicable Award Agreement or Award Certificate, the exercise price of the Option may be paid in cash or previously owned shares of Stock or a combination thereof and, if the applicable Award Agreement or Award Certificate so provides, in whole or in part through the withholding of Shares subject to the Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure approved by the Committee that affords Participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

      (c) Options which are intended to qualify as incentive stock options under
Section 422 of the Code shall expire no later than the tenth anniversary of the date of the grant thereof.

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
      10. SAR AWARDS. An SAR Award shall consist of the grant of one or more SARs, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement or Award Certificate, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a Share on the date of exercise over the SAR exercise price specified in the applicable Award Agreement or Award Certificate. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof.

      11. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

      12. AWARDS IN GENERAL.

      (a) Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures established by the Committee, an Eligible Individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. At the discretion of the Committee, Stock Units may at any time be substituted for the portion of a Stock Award that has not vested in accordance with the provisions of the applicable Award Agreement or Award Certificate. The substitution contemplated by the previous sentence may be made at any time prior to the applicable vesting date of the Stock Award.

      (b) For purposes of determining the number of Shares subject to an Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares.

      (c) With respect to any dividend or distribution on the Shares corresponding to an Award, the Committee may in its discretion authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution.

      (d) In accordance with the procedures specified by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. In connection with such deferral, the Committee may provide that Awards so deferred may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments designated by the Committee or elected by the Participant in accordance with the procedures established by the Committee for this purpose. The Committee shall have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election.

      (e) The terms and provisions of an Award shall be set forth in a written Award Agreement or Award Certificate approved by the Committee and delivered or made available to the Participant as soon as practicable following the Date of the Award.

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
      (f) The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement or Award Certificate. Notwithstanding the foregoing, the Committee may accelerate
(i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including a Stock Award) or (iii) the date on which any Option or SAR first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement or Award Certificate the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

      13. CERTAIN RESTRICTIONS.

      (a) Except as otherwise provided by the terms of any applicable Employee Trust, prior to the exercise of any Option or SAR Award or payment of Stock pursuant to any Stock Unit Award or Other Award, the Participant shall not have any rights as a stockholder with respect to any Shares of Stock subject to such Option or SAR or corresponding to such Stock Unit or Other Award. Subject to the terms of any applicable Employee Trust, each Participant shall be the beneficial owner of any Shares actually issued by the Company in connection with an Award. Unless otherwise determined by the Committee, certificates representing the Participant's Shares shall be issued in the name of a nominee holder to be designated by the Committee. Except for the risk of forfeiture and the restrictions on transfer which may apply to certain Shares (including restrictions relating to any dividends or other rights), the Participant shall be entitled to all rights of ownership, including, without limitation, the right
(i) to vote such Shares, subject for as long as the Participant is employed by the Company, except where the constraints of local law dictate otherwise, to the preliminary voting procedures set forth in the voting agreement, if any, set forth in the Award Agreement or Award Certificate and (ii) to receive cash or stock dividends thereon.

      (b) Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the Shares received in connection with an Award after the date that the restrictions on transferability of such Shares set forth in the applicable Award Agreement or Award Certificate have lapsed. During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by him or by the family member or trust to whom such Option, SAR or Other Award has been transferred in accordance with the previous sentence.

      14. PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

      (a) Anything in the Plan to the contrary notwithstanding, unless the Committee determines otherwise, all compensation (other than base salary, dividend equivalents and distributions from the Company's deferred compensation plans, capital accumulation or carried interest plans or other compensation plans designated by the Committee) paid by the Company to Section 162(m) Participants for a given fiscal year shall be paid under the Plan and subject to the terms and provisions of this Section 14.

      (b) (i) Commencing with the fiscal year of Morgan Stanley beginning December 1, 1995 and for each other fiscal year of Morgan Stanley ending during the Term of the Plan, unless the Compensation Committee determines otherwise, each Section 162(m) Participant will be eligible to earn under the Plan an annual bonus amount whose value will be dependent upon the attainment for the applicable fiscal year of specified performance targets related to designated performance goals for such fiscal year selected by the Committee from among the performance goals specified in Section 14(d) below. No later than 90 days following the commencement of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) designate each Section 162(m) Participant, (B) select the performance goal or goals

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
applicable to the fiscal year, (C) establish the various targets and bonus amounts which may be earned for such year by each Section 162(m) Participant and
(D) specify the relationship between performance goals and targets and the bonus amount to be earned by each Section 162(m) Participant for such year.

      (ii) The Committee may specify that the annual bonus amount for a fiscal year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Committee may also provide that the annual bonus amount for a fiscal year will be earned only if a target is achieved for more than one performance goal. The Committee may also provide that the annual bonus amount to be earned for a given fiscal year will vary based upon different levels of achievement of the applicable performance targets.

      (iii) Following the completion of each fiscal year, the Committee shall certify in writing whether the applicable performance targets have been achieved for such year and the bonus amounts, if any, payable to Section 162(m) Participants for such fiscal year. The bonus amounts payable to a Section 162(m) Participant will be paid annually following the end of the applicable fiscal year after such certification by the Committee in the form of cash or other permissible Awards with a value as of the Date of the Award, determined in accordance with Section 12(b), equal to the value of the annual bonus amount earned by the Section 162(m) Participant for such fiscal year. In determining the bonus amount earned by a Section 162(m) Participant for a given fiscal year, the Committee shall have the right to reduce (but not to increase) the bonus amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

      (iv) Anything in this Section 14(b) to the contrary notwithstanding, the maximum annual bonus amount that may be earned by a Section 162(m) Participant for (A) the fiscal year in which the Plan is approved by the stockholders of Morgan Stanley shall equal $25 million and (B) each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year. In the event that all or a portion of an annual bonus awarded to a Section 162(m) Participant for a given fiscal year is paid in whole or in part in the form of Awards under the Plan, then for purposes of determining the number of Shares subject to such Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares, but such discount shall not exceed 50% of the Fair Market Value as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

      (c) In addition to any other compensation payable under Section 14(b) above, the Committee may grant Awards to a Participant that vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified in
Section 14(d) below. Subject to Section 4(d) above, the Committee may also grant
Section 162(m) Participants Options or SARs with a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant of the Option or SAR.

      (d) For purposes of this Section 14, performance goals shall be limited to one or more of the following: (i) predicted economic value per share of Stock,
(ii) earnings per share, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income, (vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

      (e) Without further action by the Board, the provisions of this Section 14 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

      15. INVESTMENT REPRESENTATION. Each Award shall be conditioned on the Participant making any representations required in the applicable Award Agreement or Award Certificate. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable local law.

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
      16. MISCELLANEOUS PROVISIONS.

      (a) As a condition to the making of any Award, the vesting or payment of any Award or the lapse of the restrictions pertaining thereto (including those related to the exercise of an Option or SAR), the Company may require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In accordance with rules and procedures established by the Committee and in the discretion of the Committee, such payment may be in the form of cash or other property. In accordance with rules and procedures established by the Committee, in satisfaction of such taxes, assessments or other governmental charges the Company may, in the discretion of the Committee, make available for delivery a lesser number of Shares in payment or settlement of an Award or permit a Participant to tender previously owned Shares to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan. In accordance with rules and procedures established by the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

      (b) The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company.

      (c) All expenses and costs in connection with the administration of the Plan or issuance of Shares, Options, SARs, Stock Units or Other Awards hereunder shall be borne by the Company.

      (d) The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

      (e) The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

      (f) The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made. No amendment to the Plan may render any member of the Committee eligible to receive an Award at any time while such member is serving on the Committee.

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